Code of Business Conduct Xerox Code of Business Conduct C O N N E C T I N G W I T H O U R C O R E VA L U E S Exhib i t 14

2 Code of Business Conduct | https://www.xerox.com/ethics Ethics and Policies MyXerox Page A Message from Steve Bandrowczak Dear colleagues, Part of our responsibility as Xerox employees is to proactively report things that don’t fit with the Xerox Code of Business Conduct. Each of us has a responsibility to report suspected violations of our code, corporate policies, or applicable government laws. You can report suspected violations by filing a report using the Xerox Ethics Helpline web reporting tool, available in multiple languages, 24 hours a day, seven days a week, or by calling toll-free, 1-866-XRX-0001. Additional calling information for employees outside of the United States and Canada is available at www.xerox.com/ethics. Please read the Xerox Code of Business Conduct and personally commit to upholding the highest standards of ethics and integrity. With your help and commitment, we can ensure that Xerox remains a trusted company to employees, clients, partners, and other stakeholders for years to come. Regards, Steve Bandrowczak CEO

Ethics and Policies MyXerox Page https://www.xerox.com/ethics | Code of Business Conduct 3 Contents 4 Mission and Values 4 Values 4 Purpose and Scope 5 Legal and Policy Controls 5 Expectation for Compliance 5 Managers and Supervisors 5 Reporting a Concern and Obtaining Guidance 7 Non-retaliation 7 Satisfying Our Customers 7 Sales and Marketing Activities 7 Conflicts of Interest 7 Gifts and Entertainment 8 Satisfying Customers 8 Ensuring Market Leadership Through Technology 8 Delivering Quality and Excellence 8 Valuing Our Employees 8 Requiring Premium Return on Assets 8 Behaving Responsibly as a Corporate Citizen 9 Public Sector Customers 9 U.S. Federal Government Customers 10 Safeguarding and Using Customer Information 10 Delivering Quality and Excellence 10 Controllership 11 Revenue Recognition 11 Representing Xerox to the Public and Investment Community 12 Purchasing Integrity 12 Requiring Premium Return on Assets 12 Safeguarding and Using Xerox Assets 12 Corporate Records—Creation and Management 13 Protection of Intellectual Property and Copyrighted Material 14 Insider Trading and Insider Information 15 Ensuring Market Leadership Through Technology 15 Information Systems 15 Fair Competition and Trade Practices 16 Bribery and Improper Payments 16 Money Laundering 17 Valuing Our Employees 17 Non-discriminatory Employment Practices and Anti-bullying 17 Focus on Diversity 18 Health and Safety 18 Alcohol and Drug Misuse 18 Privacy Rights of thePeople at Xerox 19 Behaving Responsibly as a Corporate Citizen 19 Human Rights 19 Human Trafficking 20 Corporate Philanthropy, Community, and Charitable Activities 20 Environmental Stewardship 21 Contact with Government Agencies, Lobbying, and Political Contributions 21 International Trade Controls

4 Code of Business Conduct | https://www.xerox.com/ethics Ethics and Policies MyXerox Page P U R P O S E A N D S C O P E The Code of Business Conduct is designed to assist us in aligning our actions and decisions with our core values and compliance requirements as we pursue our mission. It is intended to help us recognize ethics and compliance issues before they arise and to deal appropriately with those issues that do occur. The Code is not intended to be a compendium of policies or an exhaustive list of legal and compliance requirements. We have many policies that impact your job, and you should be aware of those that affect you. A compilation of many of these policies is accessible at the Ethics and Policies MyXerox Page on our intranet. The Code is intended to set the tone for how we work at Xerox. It is more than words written on paper. It’s how we do business every day. The Code of Business Conduct applies to all Xerox employees and those who do business on our behalf. The Company enforces compliance with the Code of Business Conduct and all Company policies and procedures through appropriate disciplinary action up to and including termination of employment and legal action. Members of the Xerox Board of Directors are also subject to a separate Board of Director’s Code of Conduct, which creates additional obligations based on their responsibilities as Board members. Similarly, our financial personnel are also subject to a separate Xerox Finance Code of Conduct. Finally, our contractual agreements require that third parties, such as agents, resellers, and independent contractors, comply with our Code of Business Conduct when acting on our behalf. M I S S I O N A N D VA L U E S Our rich heritage is based on customer- focused and employee-centered values that help deliver profitability and growth. In the era of intelligent work, we’re not just thinking about the future, we’re making it. Xerox is a technology leader focused on the intersection of digital and physical. We use automation and next-generation personalization to redefine productivity, drive growth, and make the world more secure. Every day, our innovative technologies and intelligent work solutions — Powered by Xerox® — help people communicate and work better. We help businesses and governments improve the flow of work to enable greater performance, agility, and transformation. We remain true to our heritage by solving business problems with diverse services, innovative technologies, and the expertise of the people at Xerox. VA L U E S Our core values are the key principles that guide our conduct and our relationships. They define how we engage with each other and our customers, how we deliver value, and how we behave. They connect us to each other and make our successes possible. Each of us is accountable to align our conduct with our core values. • We succeed through satisfied customers. • We deliver quality and excellence in all we do. • We require premium return on assets. • We use technology to develop market leadership. • We value our employees. • We behave responsibly as a corporate citizen. While there is an elegant simplicity in these enduring attributes of our Company, they are quite powerful. They create the moral and ethical compass that permits us to do business with integrity and honesty. E T H I C A L D E C I S I O N - M A K I N G F R A M E W O R K You should assess the following criteria to determine whether a specific behavior or activity is appropriate: 1. Company Policy. Does the action comply with Xerox policies and applicable law? 2. Core Values. Does it align with our Core Values? 3. Common sense. Generally speaking, the appropriateness of a practice or activity should be guided by common sense and sound business judgment. 4. Public scrutiny. Take the public scrutiny test: If you wouldn’t want to read about your action on the front page of your local newspaper, don’t do it. 5. When in doubt, ask! Your manager, Human Resources and the Ethics Office and Helpline are available to help you do the right thing. See the Additional Resources section for more.

### LEGAL AND POLICY CONTROLS

As a global enterprise, we operate in over 160 countries worldwide. We conduct our business activities in compliance with our Code of Business Conduct, policies, standards, guidelines, and procedures as well as with the laws and regulations of the countries where we do business. Our Code is designed to meet or exceed existing legal and compliance requirements. If these requirements are found to be less than what is required by our Code of Business Conduct and our policies, we must take the higher ground and follow our Code of Business Conduct and our policies. If following our Code or compliance requirements conflicts with local laws and regulations, please contact the Business Ethics & Compliance Office by filing a report with Xerox Ethics Helpline.

We are each accountable to know the legal and policy controls that apply to our jobs. If we have any questions about our obligations under our Code of Business Conduct or about our policy or legal obligations, we should seek guidance from our local management, Human Resources, the Office of General Counsel (OGC), and/or the Business Ethics & Compliance Office. If we become aware of any questionable activity or potential violation, we must report it to our management or other appropriate channel.

### EXPECTATION FOR COMPLIANCE

We each have an individual responsibility to live up to the highest ethical standards of business conduct. This Code outlines our expectations regarding our behavior. Failure to live up to our values and compliance standards may result in disciplinary action, which could include termination for serious offenses.

### MANAGERS AND SUPERVISORS

At Xerox, our managers and supervisors have a special duty to foster a culture of integrity and compliance and are expected to exemplify the highest standards of ethical business conduct. This means that managers and supervisors should serve as role models for integrity and compliance in all of their interactions. It also means that they should assist their direct reports in understanding applicable laws and Company requirements and cultivate an environment where employees feel comfortable raising questions and concerns without fear of retaliation. When ethical concerns are raised to them, managers and supervisors are obligated to respond to such concerns in a professional and timely manner and report matters to the Corporate Ethics Office as required by this Code.

Managers and supervisors should also focus on building a culture of integrity and compliance through their hiring and promotion decisions. Ethical character and behavior should be a key consideration in hiring and promotion decisions. Promotions are a privilege that is only extended to those who exemplify behaviors and values in a manner consistent with this Code.

### REPORTING A CONCERN AND OBTAINING GUIDANCE

Ethical breaches and non-compliance must be reported. You should only report concerns or suspected violations if you are doing so in good faith. Abuse of the Ethics Helpline or another reporting process to intentionally harass someone or to knowingly file false information will not be tolerated. We provide a variety of channels for employees, suppliers, and customers to receive guidance regarding ethics and compliance issues and to report suspected ethical violations. These channels include the Ethics Helpline, e-mail, Internet reporting, and both internal and external mail addresses.

### POLICY REFERENCES

**POL 002: Business Ethics**

ETH 100: Business Ethics and Compliance Office Charter

**ACC 208: Code of Conduct: Finance Personnel**

- Maintain high standards of ethical behavior.
- Comply with the letter and spirit of all applicable laws.
- Make full and accurate financial disclosures in accordance with the law and Xerox policies.
- Provide prompt internal reporting of Finance Code of Conduct violations.

**I have a good relationship with my manager and would prefer to raise any questions or ethical concerns with him versus contacting the Ethics Helpline.**

**Is this acceptable?**

**Answer:** Yes, it is. We have always encouraged the Open Door policy.

Your best resource is your supervisor or manager. If that is not possible or your supervisor cannot resolve the issue, you can take it up the chain of command in your own organization or to another organization with the appropriate expertise, such as Human Resources or OGC. An additional communication channel the Company has established to assist you is the Ethics Helpline.

Ethics and Policies MyXerox Page

https://www.xerox.com/ethics | Code of Business Conduct 5

6 Code of Business Conduct | https://www.xerox.com/ethics Ethics and Policies MyXerox Page The Ethics Helpline is available globally 24 hours a day, 7 days a week via toll-free telephone numbers. There is also an Ethics Office Web-reporting tool. We have contracted with an independent third party that specializes in helpline reporting to manage the reporting via the Helpline and the Web-reporting tool. The third party’s call specialists document reports made via the toll-free telephone numbers and transmit the reports to the Xerox Business Ethics & Compliance Office, which is responsible for ensuring that all reports are appropriately addressed. If you report a concern or violation, you are encouraged to provide accurate and complete information to permit a thorough investigation or response. Omissions or errors in the initial data reported (who/ what/when/where) may cause a delay in the case intake process, which may delay or negatively impact the case assignment and/or investigation process. Our Helpline vendor provides a mechanism by which reporting parties and investigators may engage in ongoing communications, in your local language, while maintaining your confidentiality. Local laws may limit the use of anonymous reporting to specific types of matters, and our processes incorporate these limits. If you choose to remain anonymous, our ability to investigate the matter may be diminished, and we may not be able to fully address your concerns. All complaints, whether or not reported anonymously, will be handled in a confidential manner, with disclosure limited to conduct a full investigation of the alleged violation, to carry out appropriate disciplinary or corrective actions, or to meet legal requirements. R E P O R T I N G T O T H E X E R O X B U S I N E S S E T H I C S A N D C O M P L I A N C E O F F I C E You may report your concern to the Xerox Business Ethics and Compliance Office, located in the U.S., by: • Reporting online through the web reporting system for all countries, except France, at: https://www.xeroxethicshelpline.com • Reporting online through the web reporting system for France at: https://www.xerox.fr/hotlineethique • Calling the Xerox Ethics Helpline, toll-free numbers (available 24 hours per day, seven days per week in multiple languages) at: – Toll-free U.S. and Canada: 1-866-XRX-0001 (866-0979-0001); or Mailing to: Xerox Corporation Business Ethics and Compliance Office, Business Ethics and Compliance Office 201 Merritt 7 Norwalk, CT 06851–1056 U.S.A. Direct Dial Toll-Free Numbers Outside of the U.S. and Canada Nothing in this Code prohibits individuals from reporting possible violations of a federal or state law or regulation to any governmental agency or entity, or participating in any proceedings or investigations with the federal, state, or local government agency or entity responsible for enforcing these laws. Individuals are not required to notify the Company about any such reports or disclosures. Brazil 0800 724 8528 Czech 800 143 950 Finland 0800 416126 France 0 805 98 55 80 Hong Kong 800 906 585 Hungary (80) 088 235 India 000 800 919 0833 Israel 1-809-349-263 Italy 800 776 831 Mexico 800 681 1518 Netherlands 0800 0231547 Poland 800 005 105 Sweden 020-12 75 32 United Kingdom 0800 048 5514 Additional Direct Dial Toll-free numbers may become available, please check https://ww.xerox.com/ethics for the most current list of country dialing options.

Ethics and Policies MyXerox Page https://www.xerox.com/ethics | Code of Business Conduct 7 N O N - R E TA L I AT I O N Whether you identify yourself or not, each inquiry is treated in a confidential manner, and a closed-loop process ensures the appropriate managers and the complainant are informed of the outcome of the investigation process to the extent possible. Reporting suspected violations of our policies, Code of Business Conduct, or other processes benefits the corporation and elevates the expected behavior of all employees. Any form of retaliation against any employee for reporting or participating in the investigation of a suspected violation will not be tolerated. S AT I S F Y I N G O U R C U S T O M E R S Our customer-focused culture is vital to our success. We are committed to earning and main taining our customers’ trust through fair, honest, and lawful dealings and by delivering great value. We listen to our customers so that we can meet their business requirements and also work to understand how they expect us to interact with their people. We provide a timely response and resolution of customer problems and assume responsibility for correcting the underlying cause. We comply not only with Xerox expectations concerning appropriate business conduct, but also with our customers’ expectations regarding appropriate business conduct. Sales and Marketing Activities We provide accurate and complete information to our customers so that they may make informed decisions. We do not tolerate misrepresentation, fraud, or the deliberate omission of information in our sales or marketing activities. We honor our commitments and follow through on our promises, agreements, and obligations. Conflicts of Interest We carry out our duties and responsibilities in a fair, objective manner. We make business decisions in the best interest of our Company, free from personal or external influences. Conflicts of interest can occur anytime your personal interests might benefit from your actions or influence as a Xerox employee. Outside business interests with our vendors, suppliers, customers, or competitors are a particular cause of concern. Having outside business interests that interfere with your obligation to devote your time and attention to your job responsibilities or behaving in a manner that reflects adversely on Xerox can result in a conflict of interest. Employees are obligated to disclose any outside business interests that they, or their immediate family members, have to their manager. It is important to disclose relevant facts before you, or your immediate family members, become involved in or acquire a financial interest in an outside business and to take any actions we require to resolve any potential conflict of interest that is identified. Gifts and Entertainment The propriety of giving or receiving employment-related gifts depends on the value and intent of the gift. We define gifts broadly to include tangible items and cash or cash equivalents as well as favors, special considerations, gratuities, and discounts. The only acceptable purpose of gifts and entertainment is to create goodwill or strengthen business relationships. We, or members of our immediate family, may only accept or receive an employment-related gift if it comfortably falls within the range of common business courtesies. Gifts that make the recipient feel obligated to repay the favor by doing business with the giver are always improper. We will not extend a gift or entertainment to customers if doing so would violate their own policies. Gifts and entertainment may never be lavish, unusual or extravagant in the eyes of a third party. Under no circumstances do we give or accept cash or cash equivalents, such as gift certificates or gift cards, regardless of the amount, from anyone who has business dealings with Xerox. P O L I C Y R E F E R E N C E S ETH 200: Non-retaliation HR 101.1: Business Ethics: Outside Business Interests and Conflict of Interest • Disclosure • Request form • Approval HR 101.3: Business Ethics: Receipt of Employment-related Gifts • No cash • Limited value; business purpose • Manager approval OGC 021: Business Ethics: Relationships with Commercial Customers • Guidelines for trips and gifts • No bribes or other undue influence • Respect customer ethical standards Generally, items such as coffee mugs, calendars, or pens that bear the Company logo are acceptable to be exchanged between customers and vendors, unless specifically prohibited by your department. A potential vendor has offered you tickets to a major sporting event. What would you do? What should you do? Answer: There are many factors that must be evaluated before the tickets can be accepted. Employees may accept invitations to lunch, dinner, or other social events (ball game, concert, etc.) as an expression of normal business courtesy, provided that they are not intended to induce special consideration, advantage, or have a total value in excess of any amount specified in Xerox policies. Employees should always seek approval from his/her manager regarding participation. You should disclose and discuss the offer with your manager, regardless of the value of the gift.

8 Code of Business Conduct | https://www.xerox.com/ethics Ethics and Policies MyXerox Page The Code at a Glance Satisfying Customers • Conduct sales and marketing activities with integrity • Avoid conflicts of interest • Respect gift and entertainment restrictions • Be aware of special restrictions relative to government customers • Safeguard customer information Ensuring Market Leadership Through Technology • Use information systems and tools for business purposes • Compete fairly • Do not engage in bribes • Abide by money laundering laws Delivering Quality and Excellence • Exercise proper fiduciary control • Abide by policies, procedures, and regulations • Always ensure proper revenue recognition • Do not create any side letters • Follow protocols for external release of information • Promote proper conduct and procedures throughout the supply chain Valuing Our Employees • Respect differences • Prevent harassment and bullying—no violence or intimidation of any kind • Welcome diversity • Provide a safe and healthy workplace • Prevent alcohol or substance abuse at work • Protect privacy rights Requiring Premium Return on Assets • Safeguard all company assets • Maintain business records in accordance with creation and retention policies • Protect intellectual property and copyrights • Prevent insider trading Behaving Responsibly as a Corporate Citizen • Respect human rights and the dignity of others • Comply with laws on human trafficking • Promote responsible community and charitable activities in accordance with policies • Protect the environment

Ethics and Policies MyXerox Page https://www.xerox.com/ethics | Code of Business Conduct 9 U.S. Federal Government Customers When we contract with the United States Government, additional legal requirements apply to Xerox and our employees, agents, and subcontractors involved in the performance of those contracts. We are responsible for knowing and complying with these requirements, as well as for detecting and reporting occurrences where these legal requirements may have been violated. We do not give U.S. Federal employees— regardless of where those employees are located—any item of value, whether it’s tangible or intangible. In addition, we do not offer or give anything of value in exchange for favorable treatment between prime and subcontractors (wherever they are located) to the U.S. Federal Government. This type of exchange is known as a “kickback.” If you suspect that a kickback involving Xerox has occurred, you should report it to the Xerox Ethics Helpline immediately. When the Company is pursuing a business opportunity with the U.S. Federal Government, employees must be aware that the Procurement Integrity Act imposes certain restrictions on employee conduct once a procurement has begun. A procurement begins when a public official initiates a buying decision, and this may be even before a solicitation is made public. When a procurement has begun, Xerox employees may not: 1) offer employment or business opportunities to procurement officials; 2) offer gratuities to procurement officials; or 3) request source selection information. “Source selection information” is data not otherwise available to the public and used by procurement officials in making decisions, such as: competitor data or internal government analysis reports. Violations of the Procurement Integrity Act may carry serious criminal and civil penalties both for the individual and for the company. Finally, doing business with the U.S. Federal Government requires us to be aware of and comply with the False Claims Act. Local operating units are authorized to establish limits on the monetary value of gifts according to local geographic customs. Our employees are accountable for knowing the monetary limits for gifts that apply to our operating units. You must let your manager know if you receive any gift, regardless of its value. The appropriate manager must approve the giving of a gift or payment of business expenses (provided it does not violate a customer’s own policy) to any person who has business dealings with us. Stricter standards, where required by law or deemed appropriate by group management, may be necessary either for organizations, such as Global Purchasing, or for specific employee job classifications. Public Sector Customers We understand and comply with public sector contracting and procurement laws. The public sector includes governments and government-owned entities, even if they are only partially owned by a government. Legal requirements relative to public sector customers prescribe business practices that vary significantly (generally stricter) from the way we do business with commercial customers. In general, we never offer employment to any public official involved in the purchasing process. Similarly, we never offer gifts, entertainment, bribes, or improper payments to public officials. The applicable laws for doing business with public sector customers vary by country. We are accountable for knowing these legal requirements and their impact on our work. Anytime you have a doubt or concern about an issue concerning a public sector customer, contact OGC or Ethics right away. You must be sure you are on safe ground in this area. U . S . F E D E R A L G O V E R N M E N T C O N T R A C T O R C O M P L I A N C E R E Q U I R E M E N T S • Consult with the Office of General Counsel for more information about U.S. Federal Government Contractor Requirements. • The Procurement Integrity Act provides that once a procurement has begun, Xerox employees are prohibited from: – Offering employment/business opportunities to procurement officials – Offering gratuities to procurement officials – Requesting source selection information or other “procurement sensitive” information • The False Claims Act provides that it is illegal to: – Knowingly and willfully falsify information – Knowingly and willfully conceal a material fact – Knowingly and willfully make false, fictitious, or fraudulent claims • Gratuities/Gifts: Xerox employees may not offer or give a gratuity (anything of value, whether tangible or not) of any type to any U.S. Federal Government employee • Bribery: It is illegal to give anything of value to any government official to influence present or future favorable procurement actions • Violations of U.S. Federal Government contractor compliance requirements may result in any and all of the following: – Civil penalties and fines – Personal criminal sanctions – Corporate criminal sanctions – Contract cancellation, return of all payments received

10 Code of Business Conduct | https://www.xerox.com/ethics Ethics and Policies MyXerox Page D E L I V E R I N G Q U A L I T Y A N D E X C E L L E N C E We have a passion for quality and excellence in all that we do. We set high expectations for ourselves. Delivering high quality products, services, and solutions is critical to our business success. It’s what we expect of ourselves, and it’s what our customers expect from us. To consistently meet these expectations, we comply with all applicable legal, policy, and financial controls. Controllership Effective controllership is necessary to maintain our integrity, our commitment to shareholder value, and the health of our business. Three major elements make up the Controller function: 1. Compliance with applicable laws, regulations, and Company policies; 2. Rigorous business processes and internal controls to ensure adequate fact-based and objective information for management decisions and safeguarding of physical, financial, and intellectual assets belonging and entrusted to us by customers and third parties; and 3. Integrity in communicating forecasts, projections and performance in a timely manner. A supplemental Code of Conduct: Finance Personnel sets forth the unique stewardship responsibilities of Xerox Financial Personnel. We exercise due diligence in ensuring compliance with applicable Xerox policies and laws. We never take any actions that would not withstand public scrutiny or harm our reputation as an ethical company. We are accountable for ensuring accurate financial records that reflect the true nature of transactions. Under that Act, it is illegal to knowingly and willfully falsify information to the U.S. Federal Government, conceal a significant fact, and/or make false, fictitious or fraudulent claims. For purposes of the False Claims Act, a claim includes requesting payment or approval from the U.S. Federal Government, as well as making statements to the U.S. Federal Government. Examples of false claims include, but are not limited to, billing for services outside the scope of the contract, billing for labor before services have been provided, and misrepresenting the country of origin of products we supply to federal customers. Violations of the False Claims Act may result in serious criminal and civil penalties. If you suspect a violation of the False Claims Act, it should be reported immediately to the Xerox Ethics Helpline. Safeguarding and Using Customer Information We respect and are committed to safeguarding the confidentiality, data privacy, and security of information that our customers have entrusted to us, including confidential information, personally identifiable information, proprietary information, and trade secrets. We exercise appropriate care at all times to prevent unauthorized disclosure and use of customer information. We take our responsibilities for customer confidentiality, data privacy, and security seriously and implement appropriate safeguards for the use and handling of this information in accordance with our information security and privacy policies, and in accordance with all applicable laws. P O L I C Y R E F E R E N C E S OGC 020: Relationships with Government Customers & Officials and Political Contributions • No gifts or entertainment • No bribes or other undue influence • No trips or outings • Hiring restrictions InfoPriv 001: Personal Information Privacy • Properly classify information • Protect employee personal information • Use vigilance against data breaches • Respect local government rules on data privacy and protection • Provide notice and choice • Safeguard data transfers InfoPriv 003: Requirements for Commercial E-mail Messaging • Knowledge of the law • Transparency of sender • Opt-out options A customer signed a deal with Xerox for lease of a new machine using standard contract terms. Independently, the sales person advised the customer that they could cancel the contract at any time without penalty. Is this a problem? Answer: Yes. The sales person’s agreement with the customer constitutes a “side letter”. By entering into this agreement without approval of the business unit’s accounting and financial control organization, the sales person has put the company at risk for possible accounting violations and financial loss. Side letters are strictly prohibited and are considered a violation of our zero tolerance policy for which severe repercussions, including termination, are possible.

Ethics and Policies MyXerox Page https://www.xerox.com/ethics | Code of Business Conduct 11 Representing Xerox to the Public and Investment Community Xerox Corporation is a global company that makes news all over the world. The goal of Public Relations is to ensure consistency—to speak to the public with one voice. Public Relations professionals work with broadcast and print reporters every day to ensure that reporters have the right information to create accurate stories. We comply with the U.S. Securities and Exchange Commission (SEC) Fair Disclosures Rules and other laws governing the disclosure of material information to the investment community. Information is considered material if a reasonable investor would consider it important in deciding whether to buy, sell, or hold the Company’s securities, e.g., quarterly or annual earnings; mergers and acquisitions; and new products, discoveries, or patents. Exerting unreasonable pressure or coercion for certain accounting results is always unacceptable as are any efforts to circumvent required review, approval, and control processes. Similarly business cases, outlooks, analysis, and related discussions should be fact based and objective with appropriate support for proposals or conclusions. Revenue Recognition Revenue should not be recognized until it is realized or realizable and earned. Revenue is generally realized or realizable and earned when all of the following criteria are met: • Persuasive evidence of an arrangement exists (contract/order); • Delivery has occurred and/or services have been rendered (delivery/performance); • The price to the buyer is fixed or determinable; and • Collectability is reasonably assured. Side letters are strictly prohibited and are considered a violation of our business ethics and zero tolerance policy for which severe repercussions, including termination, are possible. Passive acceptance or knowledge of such letters will likewise be considered a violation of this policy. Side letter refers to any agreement or correspondence between a Xerox representative and a customer, supplier, or partner, which modifies or amends any of the terms and conditions specified in the original contract, agreement, or purchase order and are prepared outside or apart from an Operating Unit’s standard process and procedures for contract/order amendment, which must include sending it immediately to the Operating Unit’s accounting and financial control organization. P O L I C Y R E F E R E N C E S ACC 1207: Revenue Recognition • Proper revenue recognition: earned, arrangement, delivery, price, collectability • No side letters • Respect for and adherence to all revenue and accounting controls—no shortcuts! CAF 107: Corporate Announcements • Follow the protocol for external release of Company information • Check with Public Relations • Do not engage media ACC 202: Preparation and Control of Financial Information for External Release • Keep financial data confidential • Follow the protocol for external releases • Safeguard data prior to release ACC 208: Code of Conduct: Finance Personnel

12 Code of Business Conduct | https://www.xerox.com/ethics Ethics and Policies MyXerox Page R E Q U I R I N G P R E M I U M R E T U R N O N A S S E T S We earn our customers’ trust the only way we know how–by delivering on our commitments. We are resolved to use our assets effectively to advance our success. Our future depends on it. Safeguarding and Using Xerox Assets Each of us is accountable both for safe guarding all assets entrusted to us from loss, theft, waste, misappropriation, or infringement and for using them to advance the interests of Xerox. We are accountable for classifying, protecting, and handling Xerox, customer, and other third-party information in accordance with all applicable laws, Xerox policy, and any applicable contractual terms. We have an affirmative duty to immediately report the theft, loss, or misappropriation of any Xerox or customer assets, including financial assets, physical assets, information assets, and electronic assets, via designated reporting channels. Corporate Records—Creation and Management Accurately and honestly preparing Corporate Records, including expense reports, time reporting, and financial statements, is a business and legal imperative. We classify, use, and handle Corporate Records in accordance with Xerox policies. We take our obligation to maintain Corporate Records for operational, legal, financial, historical, and other purposes seriously and take appropriate steps to ensure that the content, context, and structure of our records are reliable and authentic. We manage records consistent with the retention and destruction guidelines applicable to our functions. We preserve pertinent records after having received legal notice of a pending lawsuit. Records, both electronic and hard copy, receive the same consideration regardless of their format. Purchasing Integrity We base our vendor and supplier relationships on the fundamental principles of fairness, honesty, and mutual respect. We honor our commitments and follow through on our promises and agreements with them. We only do business with vendors and suppliers that have high standards of conduct. We expect our vendors and suppliers to adhere to ethical and legal requirements in their business dealings with their employees, their local communities, and Xerox. As a member of the Responsible Business Alliance, we use the RBA Code of Conduct as our vendor code of conduct. Before entering into any contract, we seek assistance from the Purchasing organization and ensure we follow purchasing and approval authority policies. We make all purchasing decisions in the best interests of our Company and not on personal considerations. Requiring and/or agreeing to mandatory reciprocal trading are contrary to Xerox business practices. It is against Xerox policy to enter into a business relationship with a customer that requires Xerox to purchase the customer’s products or services as a contractual condition for the customer to purchase Xerox® Products or Services. Likewise, purchasing decisions should not be made predicated on the condition that the supplier agrees to use Xerox® Products or Services. Sourcing decisions should generally be made on the basis of quality, price, and the supplier’s level of service/reliability. However, since customer relationships are vital to our success, purchasing decisions may, where appropriate, give consideration to customer relationships as a favorable factor, among others. Purchasing personnel should seek management consideration and consultation with the Office of General Counsel in these situations. P O L I C Y R E F E R E N C E S PUR 001: Purchasing Policy • Engage Global Purchasing • Follow protocols • Obtain approvals AAP 100: Approval Authority • Only engage in authorized transactions • Ensure proper approvals My manager has asked me to purchase some equipment we need in our testing lab. The equipment will cost more than he is authorized to approve. He told me to split the order so that he can approve the purchase without obtaining his manager’s approval since his manager is traveling for the next two weeks and we really need the equipment ASAP. Answer: Taking shortcuts in the purchasing process to save time may get you and your manager in a lot of trouble. One example is splitting requisitions. Let’s say your manager can only sign up to $25,000, but you need $32,000 worth of goods. Splitting the purchase requisition into two separate requisitions that are each below the $25,000 approval level is against corporate policy and could lead to both you and your manager facing disciplinary action, up to and including termination. If you are doing business with a supplier, be sure to submit a requisition for the entire dollar amount that represents the full nature of the transaction and get the right level manager to approve it in total.

Ethics and Policies MyXerox Page https://www.xerox.com/ethics | Code of Business Conduct 13 The Xerox Office of General Counsel is an excellent resource for more information on the use and disclosure of Xerox and third parties’ intellectual property. We are accountable for contacting Public Relations for approval before committing to a speech, interview, article, customer endorsement, press release, or other published or broadcast statement that references Xerox for external audiences. We do not respond to questions from members of the investment community, but rather we refer them to Xerox Investor Relations. Protection of Intellectual Property and Copyrighted Material Among our most valuable assets is our Xerox intellectual property—inventions, patents, trade secrets, trademarks, copyrights, design rights, know-how, and other proprietary information. We are accountable for establishing, protecting, maintaining, and defending Xerox rights in all commercially significant intellectual property and original works of authorship (including, but not limited to, computer programs, equipment manuals, and databases) and to use those rights in responsible ways. We respect the valid, exclusive, intellectual property rights or copyrighted materials of third parties. P O L I C Y R E F E R E N C E S SEC 003: Physical Security–General Policy InfoSec 001: Information Security AUD 001: Internal Audit Charter CAC 101: Capital Appropriations ACC 1701: Xerox Internal Control Framework ADS 002: Corporate Records Management MIP 001: Management of Intellectual Property Process OGC 014: Licensing Policy OGC 017-1: Proper Use of the Xerox Trademark OGC 017-2: Commercial Use of the Xerox Trademark by Vendors OGC 017-3: Editorial Use of the Xerox Trademark OGC 017-4: Product Nomenclature & Company Names – Selection & Maintenance of Trademarks & Trading Names OGC 018.1: Copyright Registration Requirements I worked on developing some software for Xerox, but the Company has decided to abandon the project since there was not a sufficient business justification for further investing in the software. I think the software has much potential to help businesses. May I continue to develop the software, on my own time, and sell it to businesses outside Xerox? Answer: No. Xerox owns the intellectual property rights in any software you worked to develop during your employment with the Company. All Xerox Intellectual Property is the property of the Corporation as a whole, and ultimate responsibility for its management resides with the Corporation.

14 Code of Business Conduct | https://www.xerox.com/ethics Ethics and Policies MyXerox Page important to a reasonable investor in deciding whether to buy, hold, or sell securities. If you have market-sensitive information, you must not purchase or sell Xerox securities. The words purchase and sell include any transaction that deals indirectly with the Company’s securities. Additionally, you must not reveal market- sensitive information to other individuals, either inside or outside the Company. Officers and directors, by virtue of their position in the Company, are subject to more restrictive policies and laws relating specifically to them. Corporate-level officers and members of the Xerox Corporation Board of Directors may buy and sell the Company’s securities only during a window period. The window period is a ten-business-day period that opens on the third business day after the Company announces quarterly earnings and ends on the twelfth business day. In addition, all such officers and members of the Xerox Corporation Board of Directors are required to contact the Corporate Secretary or the Associate General Counsel, Corporate and Finance before engaging in any transaction. Insider Trading and Insider Information We handle insider information appropriately and lawfully. Insider information is defined generally as material, non-public information. Material information is information that is important enough to affect an investor’s decision to buy, sell, or hold securities. Our employees, their immediate family, and anyone living in the same home are considered insiders under Xerox policy. As such, you may not engage in speculative trading of Xerox securities, including Xerox common stock, debentures, or notes. You should buy Xerox stock for investment purposes only, generally holding the stock for at least six months. Xerox policy and securities laws provide for additional rules for insiders who have actual knowledge of market-sensitive information about the Company that has not been disclosed to the public. Examples of market-sensitive information include financial performance, acquisitions, disposals, significant new products or technologies, changes in dividends, and lawsuits. Information is considered market-sensitive if it would be P O L I C Y R E F E R E N C E S HR 101-1: Outside Business Interests and Conflict of Interest SRY 001: Purchasing and Selling Xerox Securities By Employees, Officers, and Directors SRY 002: Disclosure Policy and Guidelines

Ethics and Policies MyXerox Page https://www.xerox.com/ethics | Code of Business Conduct 15 further disciplinary action, in proportion to the nature of the infringement. Fair Competition and Trade Practices Fair competition laws prohibit agreements with any competitor to raise prices or reduce output. Fair competition issues are complex and may arise in dealings with customers, suppliers, or competitors. Violations of fair competition laws can result in serious civil and criminal charges and penalties both for the Company and individuals. These penalties include exposing Xerox to substantial fines and exposing individuals to fines and imprisonment. We avoid contacts with competitors that could create even the appearance of improper agreements, whether the contact is in person, in writing, by telephone, or through e-mail. We use care in our writing and speech to avoid any statement that could be mis construed to indicate an intent to act in an anti-competitive way. The exchange of benchmarking information with competitors can also create serious competition law issues. We do not acquire commercial information by dishonest or unethical methods. In addition, if we receive questionable information from an outside party about a competitor, we do not examine the information without first contacting the Office of General Counsel. Future pricing plans should never be shared with competitors; exchanging cost or salary information with competitors requires carefully controlled conditions, while the exchange of best practices can enhance competitiveness. Internal business documents and other communications (including handwritten notes, e-mails, and telephone records) are subject to disclosure in competition litigation and investigations by government authorities. Take care to avoid poorly worded communications, since such communications could lead to the erroneous conclusion that improper activity took place. E N S U R I N G M A R K E T L E A D E R S H I P T H R O U G H T E C H N O L O G Y As a company that was founded, built, and sustained by leadership technology and innovation, we are committed to ensuring market leadership by harnessing technology. We approach the market from a human perspective that is enabled by technology and do so while complying with all fair competition, anti-trust, and international trade requirements. Information Systems We provide electronic information systems to employees to support their achievement of business objectives (appropriate use). Systems include hardware, software, media or network, including non-Xerox owned devices used to originate, store, process, display, print, or transmit Xerox information in electronic form. Our information systems may only be used for purposes that effectively and efficiently support Xerox business goals and objectives. Casual personal use is permitted but only if it has negligible or trivial impact (limited frequency, duration, or volume) on computer and network resources and does not impact employee productivity. Inappropriate use includes the transmission of Xerox classified, sensitive personal information to unauthorized individuals or unsecured locations, communicating in a discriminatory, defamatory, derogatory, libelous, or harassing manner, infringing on intellectual property rights (including copyright, trademark, and trade name), creating or transmitting chain letters, non-business related video/audio material, or any information that contributes to a hostile or unproductive workplace, use for any illegal purpose, use in excess of granted authority, or creating, storing, viewing, or transmitting pornography or other graphics that are offensive or would otherwise violate Xerox policies or national laws. Employees who misuse information systems may have their access denied or restricted; they may also be subject to P O L I C Y R E F E R E N C E S IM 003: Appropriate Usage Electronic Information Systems IM 005: End User Responsibilities for Software Use InfoSec 001: Information Security OGC 004: The Antitrust Laws, MTR: Multinational Trade Policies MTR: Multinational Trade Policies My colleague has a habit of sending me off-color jokes via e-mail that I find highly offensive. I don’t want to get her angry at me, but I really don’t care for the material. What’s more, I fear I may get in trouble for even having such material on my computer. Answer: You certainly have a right to be concerned. Inappropriate use of Xerox information systems is a serious matter and can have serious consequences. Sending jokes using our e-mail system can potentially create a hostile, unproductive work environment. You should ask your colleague to stop sending you the jokes or if you feel uncomfortable directly confronting her, you should report the behavior to your manager, Human Resources, or the Ethics Helpline. A customer offers to share our competitor’s proposal for managing the customer’s document center. Is it okay to see this information? Answer: No. The materials provided to the customer would likely be considered by the competitor as confidential information. It would not be appropriate for the customer to share such materials with us.

16 Code of Business Conduct | https://www.xerox.com/ethics Ethics and Policies MyXerox Page Money Laundering We only do business with reputable customers who are involved in legitimate business activities and whose funds are derived from legitimate sources. People involved in criminal activity, including terrorism, may try to hide the proceeds of their crimes or to make these proceeds appear legitimate by laundering them through a legitimate business. Many countries have laws that prohibit accepting or processing the proceeds of criminal activities. Our Company’s integrity and reputation can be severely damaged if we fail to detect customer relationships and transactions that place us at risk. If you become suspicious or have questions about money laundering, raise your concerns and questions to your management and to the Business Ethics and Compliance Office or the Office of General Counsel. Resolve any concerns before transactions proceed further. Bribery and Improper Payments We take a zero-tolerance approach to all forms of bribery and corruption, including bribery of commercial and government officials and any other forms of corruption. We never offer anything of value to obtain an improper advantage in selling goods and services, conducting financial transactions, or representing our Company interests to governmental authorities or international agencies like the United Nations. All countries prohibit the bribery of their own public officials, and many also prohibit the bribery of officials of other countries. Xerox policy goes beyond these laws by prohibiting improper payments in all of our activities, with governments, international agencies, and in the private sector. Xerox policy requires proper accounting for all financial transactions, including payment of commissions, fees, and gratuities, as well as proper record keeping. We maintain a system of internal controls to ensure that all such transactions are properly and fully recorded, and that our records reasonably and fairly reflect these transactions. In response to these laws and as directed by internal policies, Xerox has established a comprehensive anti-bribery compliance program. This program addresses compliance with anti bribery laws through corporate level policies and procedures, expense review, due diligence of third parties, training of targeted employees, and other related actions. P O L I C Y R E F E R E N C E S POL 002: Business Ethics OGC 019: Compliance with Anti-bribery Laws OGC 020: Relationships with Government Customers and Officials and Political Contributions

Ethics and Policies MyXerox Page https://www.xerox.com/ethics | Code of Business Conduct 17 Making unwelcome sexual advances toward or otherwise harassing or bullying any Xerox employee, customer, or supplier is never acceptable. Likewise, jokes or displays that disparage specific groups (e.g., nationality or religion) are also never acceptable. Our decisions about people must be fair, free of bias, and based on facts. Focus on Diversity At Xerox, diversity is not viewed as a mandate, but as an essential part of our corporate culture. Treating others with respect and offering equal opportunity regardless of national origin, race, gender, or sexual orientation, among other characteristics, makes us stronger because it allows us to take full advantage of a global workforce that is rich in experience, knowledge and creativity. Many of our accomplishments as a company originate from teams of diverse individuals, who complement one another by representing different perspectives and who work as one to achieve our strategic goals. We foster a culture of inclusion and opportunity, which is supported by a number of employee-focused initiatives and tracked through measurable actions. Our focus on diversity extends to our employees as well as our suppliers. Diversity breeds creativity and innovation; it is instrumental to our business success. Each of us plays an important role in ensuring that employees, customers, suppliers, vendors, and our agents are treated with dignity and respect. We are accountable for displaying behaviors that support our inclusive culture, including monitoring our assumptions and behaviors around others; acknowledging and valuing each of our contributions; creating a supportive work environment; and creating a team atmosphere. We use personal leadership to enact fair practices and create and enforce practices that value diversity. VA L U I N G O U R E M P L O Y E E S Our competitive advantage resides in our people and their energy and creativity. Our employees are a diverse, talented, and motivated group of people aligned around a common set of goals. We consider it a business imperative to build, celebrate, and nurture a corporate culture that is inclusive, providing equal opportunities to all. We treat all people, internally and externally, with dignity and respect. We conduct our communications among all levels of our employees in an open and honest manner, subject to legal and competitive restraints. Employees who have work-related concerns may employ Open Door procedures established by the Company to fairly resolve the concerns. These procedures are designed to assist employees who feel that established Company policies and practices have been violated or have not been consistently applied, or who have other serious work-related concerns. Non-discriminatory Employment Practices and Anti-bullying Each of us plays an important role in ensuring that our fellow employees are treated with dignity and respect. As an equal opportunity employer, we do not discriminate in recruitment, selection, compensation, training, job assignment, promotion, termination, or any other employment-related activity with respect to a person’s race, color, nationality, religious belief or affiliation, sex, age, ethnic or national origin, marital or family status, sexual orientation, gender identity, trade union membership or activity, or current or past disability. At Xerox, diversity is seen as a competitive advantage that goes beyond differences of any kind and embraces other characteristics, such as divergent thinking and different work styles. Employees are protected from harassment, coercion, intimidation, victimization, reprisal, or discrimination for filing a complaint or assisting in an investigation. We do not tolerate harassment, bullying, or unlawful discrimination of any kind. P O L I C Y R E F E R E N C E S HR 107.0: Employee Communications HR 107.1: Employee Communications – Open Door/Internal Escalation Process HR 201.0: Employment, Placement, & Separations: Non-discrimination HR 201.3: Equal Opportunity, Non-discrimination, & Harassment EHS 100 Environment, Health, & Safety Policy I have experienced harassment by my co-workers. Although not physical or sexual, it is often verbal harassment and bullying that affects me negatively and makes it hard for me to be productive at work. Should I report it? Answer: Yes, Xerox does not tolerate physical, sexual, racial, religious, psychological, verbal, or any other form of harassment by employees in our workplace at any level . This type of behavior should be reported to your manager or local HR specialist.

18 Code of Business Conduct | https://www.xerox.com/ethics Ethics and Policies MyXerox Page Privacy Rights of the People at Xerox We collect and maintain personal information only to the extent required for business or legal reasons. We comply with all applicable laws concerning the holding and processing of employee personal information. Personal information released to parties outside of Xerox for employment or credit references is limited to (1) whether the individual is currently, or was formerly, employed by Xerox; (2) the individual’s present job title or in the case of former employees, last position held; and (3) the period of employment. Such information will be released upon a written request from an organization. The consent of employees is required for the release of any additional information that might be requested, such as mortgage references. In addition, data may be released to comply with legal requirements or in circumstances permitted by law. Xerox employees have no ownership or privacy rights to any information gathered via, or stored on, Xerox Electronic Information Systems, except to the extent required or permitted by law. For example, we may routinely monitor all usage of Xerox-owned or supplied business equipment, such as computers and fax machines, whether the equipment is used in the Xerox workplace or at another location. In jurisdictions where permitted by law, we may monitor the telephone numbers dialed from Company telephones and will advise employees in advance if their telephone calls or voicemail may be monitored. All information stored on Company computers or equipment, such as mail servers, belongs to Xerox, and we may inspect it at any time, without notice to or the consent of the employee. Similarly, Xerox has a right of access to all Xerox-owned or supplied offices, furniture, filing cabinets, or lockers, even if the employee is supplied with keys. We will not, however, use or disclose personal information collected or observed through monitoring or inspection unless no reasonable employer could ignore it. H E A LT H A N D S A F E T Y We provide a work environment that is safe, secure, and free of danger, harassment, intimidation, threats, and violence. The health and safety of our employees, customers, and neighbors is a priority. We inspect and maintain workplaces to prevent unacceptable risks in our facilities and deliver safe products and services. We develop and maintain emergency preparedness programs and comply with all government regulations and Xerox Environment, Health, and Safety Standards. Xerox employees are responsible for reporting injuries and unsafe work practices or conditions as soon as they become known. Employees, contractors, visitors, and suppliers are prohibited from having weapons in their possession on Xerox property, including parking areas. Corporate Security must authorize any exceptions (e.g., armored car employees who deliver cash to on-site ATMs). Each of us has a duty to report any acts or threats of violence against Xerox people or customers of which we become aware. Alcohol and Drug Misuse We prohibit the illegal use (including possession, distribution, dispensation, manufacture, or transfer) or being under the influence of controlled substances or alcohol on our property and in Company-owned or leased vehicles or in any vehicle for which the Company provides an allowance or reimbursement for business use. This prohibition also applies to any other work sites where employees may be assigned during work hours. We will assist employees who develop problems related to alcohol or drug misuse. Employees can seek assistance voluntarily or at the suggestion of their managers or supervisors. The goal is to address the problem before it impairs performance or employability. P O L I C Y R E F E R E N C E S HR 503: Alcohol and Drug Misuse HR 105: Recognition, Recreation, and Social Activities SEC 009: Violence-free Environment InfoPriv 001: Personal Information Privacy HR 300: Personnel Records Administration – Such as employee records, external releases, medical information and protected health information EHS 101: Environment, Health, and Safety Policy for Xerox Workplaces, Operations, and Real Estate Sheila receives a call from her good friend, Kathy, a former co-worker who now runs her own business. Kathy’s business is growing and she is hoping to hire Ken who used to work with them. Kathy wants to know if Ken is still working at Xerox, what his grade level is, and if Sheila thinks he might be interested in leaving. What should Sheila do? Answer: Refer the call and questions to an appropriate Human Resources manager. Xerox Human Resource policies prescribe that only an HR manager can release limited employee information to external parties. Specifically, the HR manager can confirm whether or not an individual works at Xerox, for how long, most recent job title, and most recent job location. The HR manager can give additional limited information for government security clearances and other special circumstances.

Ethics and Policies MyXerox Page https://www.xerox.com/ethics | Code of Business Conduct 19 that policy. Under those laws, Xerox employees, agents, and subcontractors shall not: • Engage in trafficking in persons; • Procure commercial sex acts; • Use forced labor in performance of a contract; • Destroy, conceal, confiscate, or otherwise deny an employee access to his/her identity or immigration documents; • Use misleading or fraudulent employee recruitment processes, such as failing to disclose or materially misrepresenting key terms and conditions of employment, including wages and fringe benefits, the location of work, the living conditions, housing and associated costs; • Use recruiters that do not comply with local labor laws of the country in which the recruiting takes place; • Charge employees recruitment fees; • Fail to provide return transportation or pay for the cost of it upon the end of employment for employees who are not nationals of the country in which the work is taking place, were brought to that country for the purpose of working on a U.S. Government contract or subcontract, and wish to return to their home countries; • Fail to provide or arrange housing that meets the host country housing and safety standards, in situations where such housing is required; or • Fail to provide a written employment contract, recruitment agreement, or other required work document in a language the employee understands, where providing such an agreement is required by law or contract. Failure to adhere to these requirements and the principle of opposing human trafficking may result in the Company being barred from work on government contracts and employee disciplinary action up to and including termination for policy violations. (For example, it reveals criminal activity or gross misconduct or such information must otherwise be disclosed to meet legal requirements.) B E H AV I N G R E S P O N S I B LY A S A C O R P O R AT E C I T I Z E N Xerox Corporation and our affiliates and distributors do business in more than 160 countries. Our employees work with customers, suppliers, and partners in every corner of the globe. We are truly a global enterprise. With that comes the responsibility to behave responsibly as a corporate citizen in the smallest towns and the largest countries, with every employee engagement, in every partner relationship, and at every customer touch point. We have a long-standing, world-wide commitment to behaving responsibly as a good corporate citizen. Good corporate citizenship is good for our people, good for our communities, and good for our business. Human Rights Our commitment to behaving responsibly as a good corporate citizen is accomplished by running our global business with great respect for human rights. We are guided by the United Nations Universal Declaration of Human Rights. Our support for these principles is embedded in our Code of Conduct, in our position on labor relations, in our employment practices, in our relationships with suppliers, and in how we build our business in emerging markets. We inspect for compliance through our management processes including operations reviews, risk management and internal audit systems, and supplier assessments. Human Trafficking Consistent with the principles of the United Nations Universal Declaration of Human Rights, we are committed to freely chosen labor and support efforts to eradicate human trafficking. Further, the U.S. Federal Government has a zero tolerance policy regarding human trafficking and has laws that implement P O L I C Y R E F E R E N C E S POL 007: Human Rights HR102: Civic and Political Activities HR 103: Solicitation of Employees EHS 100: Environment, Health, & Safety Policy EHS 102: Environment, Health, & Safety Policy for Products and Materials OGC 024: Contacts with Governmental Agencies, Legislative Bodies, and Trade Associations

20 Code of Business Conduct | https://www.xerox.com/ethics Ethics and Policies MyXerox Page next generation of leaders, inventors, and scientists. • Science and technology: Xerox invests in scientific research and partnerships to serve the long-term strategic interests of the company. • Disaster relief: Xerox provides aid to our employees and their neighbors in crises during natural disasters. Each of us is responsible for making clear that the views expressed through our participation in community activities are our own personal views, not those of Xerox. We are required to refer requests for donations or sponsorship of Community Affairs and Philanthropy. Environmental Stewardship We are committed to protecting the environment, health, safety, and sustainability of employees, customers, suppliers, and communities where we do business. We are guided by a number of business practices in the design, manufacture, procurement, marketing, distribution, maintenance, reuse/recycling, and disposal of products and services. Our protection of the environment and the health and safety of our employees, customers, and neighbors from unacceptable risks is a priority and will not be compromised. We conduct our operations in a manner that safeguards health, protects the environment, conserves valuable materials and resources, and minimizes risk of asset losses. We are committed to designing, manufacturing, distributing, and marketing products and processes to optimize resource utilization and minimize environmental impact. All of our operations and products must, at a minimum, be in full compliance with applicable governmental requirements and Xerox standards. We are dedicated to continuous improvement of performance in environment, health and safety, and sustainability. Credible information regarding a potential violation of this anti-human trafficking policy, whether by a Xerox employee, subcontractor, or agent, must be promptly reported to a manager, the ethics helpline, or the Office of General Counsel. Employees aware of potential human trafficking violations also may contact the Global Human Trafficking Hotline directly at 1-888-373-7888 or help@befree.org. Corporate Philanthropy, Community, and Charitable Activities We are encouraged to participate in community and charitable activities in accordance with our policies, interests, and abilities. The Company will not favor or discriminate against employees who either support or disagree with the Company’s position related to community activities or organizations. We are not authorized to donate Xerox resources or gifts in kind, such as paper or copiers, to individuals or any organization. Soliciting employees on Company premises or using Company resources is also prohibited. Given the many worthy causes that exist, onsite solicitation of employees would prove disruptive to the work environment and might subject employees to feel pressured to donate. One exception to this requirement would be corporate-sponsored programs and campaigns. At its core, Xerox philanthropy efforts are focused on four strategic areas: • Strong, vibrant communities: We support communities where our people and customers live and work, strengthening ties with our stakeholders and embedding Xerox into the fabric of communities around the world. We enable our people to give back to the causes they believe in, and the support we provide enhances our corporate reputation and drives the company’s success. • Education and workforce preparedness: We revere the role of education in society—colleges, universities, STEM education programs, and workforce development programs that prepare the P O L I C Y R E F E R E N C E S OGC 022: Global Corporate Philanthropy Policy OGC 023: Global Volunteer Policy Matching Gift Guidelines Every week, a co-worker prints 100 copies of a church bulletin for use at that Sunday’s service. Is this appropriate use of Company assets? Answer: The use of any Company equipment (or supplies) in this instance would be considered a donation. By Xerox policy, we do not donate to any churches or political organizations. By that definition, the answer would be no.

Ethics and Policies MyXerox Page https://www.xerox.com/ethics | Code of Business Conduct 21 I N T E R N AT I O N A L T R A D E C O N T R O L S Many countries regulate international trade transactions—imports, exports, and international financial transactions—for national security and foreign policy purposes. We follow applicable international trade control regulations regarding licensing, shipping documentation, import documentation, reporting, and record-retention requirements in all countries in which it conducts business. In some cases, these restrictions apply to financial transactions as well as to international trade in goods, technology, software, and services. In addition, the U.S. prohibits any cooperation with boycotts against either countries friendly to the U.S. or firms that may be blacklisted by certain groups or countries. We are committed to complying with global export laws. We obtain proper government approvals before exporting, selling, or transferring controlled products, software and technical data. The Company has an established corporate-wide export compliance program. This program includes policies and procedures, training, and screening of third parties. Contact with Government Agencies, Lobbying, and Political Contributions As a corporate citizen, We take positions on matters of public policy that could have a significant impact on our Company and its global operations. The Xerox Office of Global Government Affairs (GGA), located in Washington, DC, monitors public policy developments that could have a significant impact on our global operations. GGA encourages employees to help identify these issues and assist in the development of the Company’s position. GGA must approve any public policy statement, oral or written, on behalf of Xerox. In the U.S., GGA also coordinates all contact with government agencies and legislative groups on behalf of the Company. All contacts with governments, legislatures, or multinational bodies, such as the European Union or World Trade Organization, must be cleared with the individual designated by local management and the Office of General Counsel. GGA must be notified in advance of any planned actions. GGA is the only organization that has the authority to retain and direct lobbying consultants to advise or represent Xerox in any federal, state, or local public policy matter. Only GGA is authorized to make political contributions on behalf of Xerox through the Xerox Political Action Committee (XPAC). Under no circumstances are we to contribute to or participate in political campaign fundraising or campaigning activities while at work. Prohibited activities include using Company assets, such as facilities, office supplies, e-mail, fax machines, and photocopiers. Furthermore, senior managers and directors of the Company may be limited by local law as to their own personal activities relative to campaigning for political candidates and fundraising. They should consult with GGA before participating in any political activities, including those conducted away from work and those that are personal in nature. P O L I C Y R E F E R E N C E S MTR Multinational Trade Policies

22 Code of Business Conduct | https://www.xerox.com/ethics Ethics and Policies MyXerox Page

Ethics and Policies MyXerox Page https://www.xerox.com/ethics | Code of Business Conduct 23 F False Claims Act 9, 10 Finance Code of Conduct 4, 5 G Gifts 3, 7, 9 Global Government Affairs 21 Government Agencies 3, 21 Government Customers 3, 9, 10, 16 Gratuities 9 H Harassment 17 Health 3, 17, 18, 19 Hiring 10 Human Resources 4, 5, 15, 18 Human Rights 3, 19 Human Trafficking 3, 19, 20 I Improper Payments 3, 16 Information Systems 3, 15, 18 Insider Information 3, 14 Insider Trading 3, 14 Integrity 3, 9, 10, 12 Intellectual Property 3, 13 Internal Audit 13 International Trade Controls 3, 21 Internet 5 Intranet 24 Investment Community 3, 11 Investor 13 L Legal and Policy Controls 3, 5 Lobbying 3, 21 M Managers and Supervisors 3, 5 Marketing 3, 7 Money Laundering 3, 16 N Non-retaliation 3, 7 O Obtaining Guidance 3, 5 Office of General Counsel 5, 9, 12, 13, 15, 16, 20, 21 P Payments 3, 16 Political Activities 19 Political Contributions 3, 10, 16, 21 Privacy 3, 10, 18 Procurement 9 Procurement Integrity Act 9 Public Relations 11, 13 Public Sector 3, 9 Purchasing Integrity 3, 12 Q Quality 3, 8, 10, 11 R Records 3, 12, 13, 18 Retaliation 3, 7 Return on Assets 8, 12 Revenue Recognition 3, 11 S Safety 3, 17, 18, 19 Sales 3, 7 Satisfying Customers 3, 8 Securities and Exchange Commission (SEC) 11 Security 13, 15, 18 Stewardship 3, 20 T Trade Controls 3, 21 Trademarks 13 Trade Practices 3, 15 U Union 21 U.S. Federal Government Contractor Compliance Requirements 9 V Values 1, 3, 4 Valuing Our Employees 3, 8, 17 Vendors 13 Violations 9, 10, 15 Violence 18 X Xerox Finance Code of Conduct 4 A Alcohol 3, 18 Anti-bullying 3, 17 Antitrust 15 Approval Authority 12 Assets 3, 8, 12 B Behaving Responsibly as a Corporate Citizen 3, 8 Board of Director’s Code of Conduct 4 Bribery 3, 9, 16 Bullying 3, 17 Business Ethics and Compliance 5, 6, 16, 24 C Code of Business Conduct 1, 2, 4, 5, 7 Community 3, 11, 20 Compliance 3, 5, 6, 9, 10, 16, 24 Conflicts of Interest 3, 7 Controllership 3, 10 Copyrighted Material 3, 13 Core Values 1, 3, 4 Corporate Citizen 3, 8, 19 Corporate Records 3, 12, 13 Customer 3, 10, 11 D Delivering Quality and Excellence 3, 8 Discrimination 17 Diversity 3, 17 Drug Misuse 3, 18 E Electronic Information Systems 15, 18 E-mail 10 Employees 3, 7, 8, 14, 15, 17, 18, 19, 20 Employment Practices 3, 17 Ensuring Market Leadership 3, 8, 15 Ensuring Market Leadership Through Technology 3, 8, 15 Entertainment 3, 7 Environmental 3, 20 Environmental Stewardship 3, 20 Equal Opportunity 17 Ethical Decision-making Framework 4 Ethics Helpline 2, 5, 6, 9, 10, 15, 24 Index

Xerox Corporation Xerox Business Ethics and Compliance Office 201 Merritt 7 Norwalk, CT 06851-1056 U.S.A. Xerox Ethics Helpline https://ww.xeroxethicshelpline.com Xerox France Helpline https://www.xerox.fr/hotlineethique Website https://ww.xerox.com/ethics Internal Website Ethics and Policies MyXerox Page © 2022 Xerox Corporation. All rights reserved. Xerox® is a trademark of Xerox Corporation in the United States and/or other countries. 09/22 TSK-2988 BR35920 This document contains information that is proprietary to Xerox Corporation. The content of this document is privileged and exempt from disclosure under applicable laws. No part of this document may be reproduced, stored in a retrieval system, or transmitted, in any form or by any means, electronic, mechanical, photocopied, recorded, or otherwise, without prior written consent from Xerox Corporation. • Definitions • Policies – Xerox has many policies that relate to and govern how you do your job. A compilation of many of these policies is accessible at the Ethics and Policies MyXerox Page on Xerox intranet. • Frequently Asked Questions • List of Key Do’s and Don’ts • Helpful Xerox Intranet Links: – Ethics and Policies MyXerox Page Additional Resources